                                                                   EXHIBIT 24(K)

The Board of Directors
Hematology-Oncology Associates of the Treasure Coast, P.A.,
Alan S. Collin, M.D. and Michael S. Wertheim, M.D.:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
July 16, 1996